UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 18, 2009

State Street Corporation

(Exact name of registrant as specified in its charter)

Massachusetts	001-07511	04-2456637
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One Lincoln Street, Boston, Massachusetts	02111
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (617) 786-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 18, 2009, in connection with the Board of Directors’ approval of the management succession plan in October 2009, pursuant to which Joseph L. Hooley will become State Street’s Chief Executive Officer effective March 1, 2010, the Executive Compensation Committee of the Board of Directors approved a transition award to Ronald E. Logue, State Street’s Chief Executive Officer, of $6 million, payable in deferred cash. The transition award will vest and be paid to Mr. Logue on January 2, 2011, subject to Mr. Logue completing his service as Chief Executive Officer and as Non-Executive Chairman of the Board of Directors. This transition award recognizes Mr. Logue’s ongoing contributions in leading State Street, the importance of his continuing to perform the role of Chief Executive Officer through March 1, 2010 and his agreeing to remain as Non-Executive Chairman of the Board of Directors through January 1, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STATE STREET CORPORATION

By:	/S/ DAVID C. PHELAN
Name:	David C. Phelan
Title:	Executive Vice President and General Counsel

Date: November 24, 2009

3